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                                                                   EXHIBIT 23.13

                       CONSENT OF INDEPENDENT ACCOUNTANTS

    We hereby consent to the incorporation by reference in this Registration Statement on Form S-3 of the U.S. Office Products Company of our report dated July 12, 1996, relating to the financial statement of Thompson Book and Supply Company which appear in the Current Report of Form 8-K, dated July 16, 1996, of U.S. Office Products Company. We also consent to the reference to us under the heading "Experts" in this Registration Statement.

                                          /s/ Hamilton & Associates, Inc.

Oklahoma City, Oklahoma
August 12, 1996